Exhibit 10.25

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of the 24th day of February 2011 by and between HAROLD F. ZAGUNIS (the “Executive”) and REDWOOD TRUST, INC., a Maryland Corporation (the “Company”).

WHEREAS, the Executive and the Company have entered into an Amended and Restated Employment Agreement dated as of March 31, 2009; and

WHEREAS, the Executive and the Company desire to enter into this Agreement for purposes of amending the Employment Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Executive and the Company hereby agree that the Employment Agreement is hereby amended as follows effective upon February 25, 2011:

1.           Section 3(b) of the Employment Agreement shall be amended to replace the target annual bonus percentage of “75%” specified therein with “100%”.

2.           Section 7(a)(ii) of the Employment Agreement shall be amended as follows:

(A) within clause (x) of Section 7(a)(ii) the reference to “1.75 times” shall be amended to read “2.0 times”; and

(B) within clause (y) of Section 7(a)(ii) the reference to “0.75 times” shall be amended to read “1.0 times”.

3.           Section 7(a)(v) of the Employment Agreement shall be amended to read in its entirety as follows:

(v)           Payment/Benefit Limitation.  If any payment or benefit due under this Agreement, together with all other payments and benefits that the Executive receives or is entitled to receive from the Company or any of its subsidiaries, affiliates or related entities, would (if paid or provided) constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under this Agreement will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Code (and therefore, no portion thereof will be subject to the excise tax imposed under Section 4999 of the Code), whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of payments and benefits, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.  Unless otherwise specified in writing by the Executive, in the event that the payments and/or benefits are to be reduced pursuant to this Section 7(a)(v), such payments and benefits shall be reduced such that the reduction of cash compensation to be provided to the Executive as a result of this Section 7 is minimized.  In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.  All determinations required to be made under this Section 7(a)(v) shall be made by the Company's independent public accounting firm (or such other nationally recognized public accounting firm as may be selected by the Company and to which selection the Executive consents (such consent not to be unreasonably withheld)) which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a payment or benefit subject to this Section 7(a)(v), or such earlier time as is requested by the Company.

2.           Except as hereby specifically amended or modified, the terms of the Employment Agreement, as amended by this Agreement, shall remain in full force and effect.  This Agreement may be executed by the parties hereto in two counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.  This Agreement shall be governed in all respects by the laws of the State of California (without regard to conflict of law principles).

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first above written.

REDWOOD TRUST, INC.

By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel & Secretary

HAROLD F. ZAGUNIS

/s/ Harold F. Zagunis